CERTIFICATION

Thomas Kirchner, President of The Pennsylvania Avenue Funds (the "Registrant"), does certify to the best of his knowledge that:

1.

The Registrant's periodic report on Form N-CSRS for the period ended June 30, 2006 (the "Form N-CSRS") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

The Pennsylvania Avenue Funds

/s/THOMAS KIRCHNER

Thomas Kirchner

Date: September 4, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to he Pennsylvania Avenue Funds and will be retained by he Pennsylvania Avenue Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSRS filed with the Commission.